Exhibit 3.1

SIXTH AMENDED AND RESTATED CERTIFICATE

OF

INCORPORATION OF MEVION MEDICAL SYSTEMS, INC.

MEVION MEDICAL SYSTEMS, INC. (“Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:

FIRST: The name of the Corporation is Mevion Medical Systems, Inc. A Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on February 26, 2004 under the name Still River Systems Incorporated, and was amended by a Certificate of Amendment of Certificate of Incorporation on May 18, 2004. An Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on April 29, 2005, and was amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation on November 16, 2005. A Second Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on April 7, 2006, and was amended by a Certificate of Amendment of Second Amended and Restated Certificate of Incorporation on January 22, 2007. A Third Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on September 5, 2007, and was amended by a Certificate of Amendment of Third Amended and Restated Certificate of Incorporation on March 13, 2008. A Fourth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on February 17, 2009, and was amended by Certificates of Amendment of Fourth Amended and Restated Certificate of Incorporation on each of November 6, 2009, January 26, 2010, April 6, 2010, May 7, 2010 and October 14, 2010. A Fifth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on March 8, 2011, and was amended by a Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation on September 30, 2011 (the “Certificate of Incorporation”).

SECOND: This Sixth Amended and Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of the Corporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law, and was approved by written consent of the stockholders of the Corporation given in accordance with the provisions of Section 228 of the General Corporation Law (prompt notice of such action having been given to those stockholders who did not consent in writing).

THIRD: The text of the Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

ARTICLE I

Name

The name of the corporation is Mevion Medical Systems, Inc.

ARTICLE II

Registered Office

The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

Purpose

The Corporation is organized to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

Capital Stock

The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 9,000,000 shares, and the par value of each of the shares of Common Stock is one tenth of one cent ($0.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is 7,062,030 shares, and the par value of each of the shares of Preferred Stock is one cent ($0.01). A total of 72,463 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series A Convertible Preferred Stock.” A total of 118,595 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series B Convertible Preferred Stock.” A total of 160,925 shares of Preferred Stock, par value $0.01 per share, shall be designated as the “Series C Convertible Preferred Stock.” A total of 2,915,442 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series D Convertible Preferred Stock.” A total of 992,614 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series D-1 Convertible Preferred Stock.” A total of 2,801,991 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series E Convertible Preferred Stock.” The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, the Series D-1 Convertible Preferred Stock and the Series E Convertible Preferred Stock are sometimes referred to herein as the “Preferred Stock.” The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series D-1 Convertible Preferred Stock are sometimes referred to herein as the “Junior Preferred Stock.”

1. Voting.

1A. General. Except as may be otherwise provided in these terms of Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible.

1B. Board Size. Subject to the provisions of paragraph 1C below, the Corporation shall not, without the Requisite Vote, change the authorized number of directors constituting the Board of Directors to a number other than nine (9).

1C. Board Seats.

(a) The holders of Series E Convertible Preferred Stock (voting together as one class on an as-converted basis), shall be entitled to elect one (1) director of the Corporation (the “Series E Preferred Director”). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the then outstanding shares of Series E Convertible Preferred Stock (together as one class on an as-converted basis) shall constitute a quorum of the Series E Convertible Preferred Stock for the election of the Series E Preferred Director. A vacancy in the directorship elected by the holders of the Series E Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series E Convertible Preferred Stock, consenting or voting, as the case may be, on an as-converted basis. The Series E Preferred Director shall be elected by the written consent or affirmative vote representing a majority of the votes cast by a quorum of the then outstanding shares of Series E Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as one class on an as-converted basis. The Series E Preferred Director shall serve for a term extending from the date of his election and qualification until the time of the next succeeding annual meeting of stockholders and until a successor has been elected and qualified.

(b) The holders of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, voting together as one class on as-converted basis, shall be entitled to elect two (2) directors of the Corporation (the “Series D Preferred Directors”). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the then outstanding shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock (on an as-converted basis) shall constitute a quorum of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock for the election of the Series D Preferred Directors. A vacancy in either directorship elected by the holders of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, consenting or voting, as the case may be, together as one class on an as-converted basis. The Series D Preferred Directors shall be elected by the written consent or affirmative vote representing a majority of the votes cast by a quorum of the then outstanding shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as one class on an as-converted basis. The Series D Preferred Directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

(c) The holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, voting together as one class on as-converted basis, shall be entitled to elect two (2) directors of the Corporation (the “Series A/B/C Preferred Directors”). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the then outstanding shares of Series A Convertible Preferred

Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock (on an as-converted basis) shall constitute a quorum of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock for the election of the Series A/B/C Preferred Directors. A vacancy in either directorship elected by the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, consenting or voting, as the case may be, together as one class on an as-converted basis. The Series A/B/C Preferred Directors shall be elected by the written consent or affirmative vote representing a majority of the votes cast by a quorum of the then outstanding shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as one class on an as-converted basis. The Series A/B/C Preferred Directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

(d) The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Preferred Stock), voting together as one class on an as-converted basis, shall be entitled to elect the balance of the total number of directors of the Corporation (the “Remaining Directors”). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of a majority of the then outstanding shares of Common Stock and of any other class or series of voting stock (on an as-converted basis) shall constitute a quorum of the Common Stock for the election of the Remaining Directors. A vacancy in any directorship elected by the holders of the Common Stock and of any other class or series of voting stock shall be filled only by vote or written consent of the holders of the Common Stock and of any other class or series of voting stock, consenting or voting, as the case may be, together as one class on an as-converted basis. The Remaining Directors shall be elected by the written consent or affirmative vote representing a majority of the votes cast by a quorum of the then outstanding shares of Common Stock and Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) together as one class on an as-converted basis. The Remaining Directors shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

2. Dividends.

2A. Series E Convertible Preferred Stock Dividends.

(a) In addition to any dividends declared and paid pursuant to Article IV, subparagraph 2A(b), the holders of the outstanding shares of Series E Convertible Preferred Stock shall be entitled to receive non-cumulative dividends when, as and if declared by the board of directors of the Corporation (the “Board of Directors”), out of any assets legally available for payment of dividends, at the annual rate of $1.2848 per share (as adjusted for any stock splits, stock dividends, recapitalizations, combinations, or similar transactions), prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder of such rights to receive shares of Common Stock of the Corporation) on the Common Stock and the Junior Preferred Stock or other equity securities ranking junior to the Series E Convertible Preferred Stock with respect to dividends.

(b) In the event the Board of Directors shall declare a dividend (other than a dividend payable in Common Stock as approved by a majority of the Board of Directors) payable upon the then outstanding shares of the Common Stock or Junior Preferred Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series E Convertible Preferred Stock, payable at the same time as the dividend paid on the Junior Preferred Stock or Common Stock, as applicable, in an amount equal that dividend per share of Series E Convertible Preferred Stock as would equal the product of (A) the dividend payable on each share of Junior Preferred Stock or Common Stock determined, if applicable, as if all shares of such class or series had been converted into Common Stock pursuant to the provisions of paragraph 5 hereof and (B) the number of shares of Common Stock issuable upon conversion of a share of Series E Convertible Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend.

2B. Other Dividends. In the event the Board of Directors shall declare a dividend (other than a dividend payable in Common Stock as approved by a majority of the Board of Directors) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Junior Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Junior Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which all shares of Junior Preferred Stock held by each holder thereof (after aggregating all fractional shares) if such Junior Preferred Stock had been converted to Common Stock pursuant to the provisions of paragraph 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends. All dividends declared upon the Junior Preferred Stock pursuant to this paragraph 2B shall be declared and paid pro rata per share.

3. Liquidation, Dissolution and Winding-up.

3A. Liquidation.

(a) Preferential Payments to Holders of Series E Convertible Preferred Stock. In the event of any liquidation, dissolution or winding up of the Corporation (a “Liquidation Event”) or Deemed Liquidation Event (as defined herein), the holders of shares of Series E Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of Junior Preferred Stock or Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series E Convertible Preferred Stock, by reason of their ownership thereof. The holders of Series E Convertible Preferred Stock shall receive an amount equal to $16.06 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series E Convertible Preferred Stock) (the “Series E Original Purchase Price”), plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed on the date payment thereof is made available (such amount payable with respect to one share of Series E Convertible Preferred Stock being sometimes referred to as the “Series E Liquidation Preference Payment” and with respect to all shares of Series E Convertible Preferred Stock being sometimes referred to as the “Series E Liquidation Preference Payments”). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series E Convertible Preferred Stock the full amount to which they shall be entitled under this paragraph, the holders of shares of Series E Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) Preferential Payments to Holders of Series D-1 Convertible Preferred Stock and Series D Convertible Preferred Stock. In the event of any Liquidation Event or Deemed Liquidation Event, after the payment of the Series E Liquidation Preference Payments, the holders of shares of Series D-1 Convertible Preferred Stock and Series D Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders before any payment shall be made to the holders of any Junior Preferred Stock, other than Series D-1 Convertible Preferred Stock and Series D Convertible Preferred Stock, or Common Stock or any other class or series of capital stock ranking on liquidation junior to the Series D-1 Convertible Preferred Stock and Series D Convertible Preferred Stock, by reason of their ownership thereof. The holders of Series D-1 Convertible Preferred Stock Series D Convertible Preferred Stock shall receive an amount equal to $17.15 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series D-1 Convertible Preferred Stock or Series D Convertible Preferred Stock) (the “Series D Original Purchase Price”), plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed on the date payment thereof is made available (such amount payable with respect to one share of Series D-1 Convertible Preferred Stock or Series D Convertible Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payment” and with respect to all shares of Series D-1 Convertible Preferred Stock or Series D Convertible Preferred Stock being sometimes referred to as the “Series D Liquidation Preference Payments”). If upon any such Liquidation Event or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series D-1 Convertible Preferred Stock and Series D Convertible Preferred Stock the Series D Liquidation Preference Payments, the holders of shares of Series D-1 Convertible Preferred Stock and Series D Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(c) In the event of any Liquidation Event or Deemed Liquidation Event, after the payment of all preferential amounts required to be paid to the holders of Series E Convertible Preferred Stock, Series D-1 Convertible Preferred Stock and Series D Convertible Preferred Stock, (i) the holders of the shares of Series A Convertible Preferred Stock shall be paid an amount equal to $64.86 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series A Convertible Preferred Stock) (the “Series A Original Purchase Price”), plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed on the date payment thereof is made available (such amount payable with respect to one share of Series A Convertible Preferred Stock being sometimes referred to as the “Series A Liquidation Preference Payment” and with respect to all shares of Series A Convertible Preferred Stock being sometimes referred to as the “Series A Liquidation Preference Payments”), (ii) the holders of the shares of Series B Convertible Preferred Stock shall be paid an amount equal to $85.00 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series B Convertible Preferred Stock) (the “Series B Original Purchase Price”), plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed on the date payment thereof is made available (such amount payable with respect to one share of Series B Convertible Preferred Stock being sometimes referred to as the “Series B Liquidation Preference Payment” and with respect to all shares of Series B Convertible Preferred Stock being sometimes referred to as the “Series B Liquidation Preference Payments”) and (iii) the holders of the shares of Series C Convertible Preferred Stock shall be paid an amount equal to $105.00 per share (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series C Convertible Preferred Stock) (the “Series C Original Purchase Price”), plus, in the case of each share, an amount equal to any dividends declared but unpaid thereon, computed on the date payment thereof is made available (such amount payable with respect to one share of Series C Convertible Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payment” and with respect to all shares of Series C Convertible Preferred Stock being sometimes referred to as the “Series C Liquidation Preference Payments”). The Series A Liquidation Preference Payments, the Series B Liquidation Preference Payments and the Series C Liquidation Preference Payments shall be paid on a pari passu basis and are together referred to as the “Preferred Stock Liquidation Payments.” The Preferred Stock Liquidation Payments shall be made before any payment shall be made to the holders of Common Stock or any stock ranking on liquidation junior to the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock. If upon any Liquidation Event or Deemed Liquidation Event, the assets of the Corporation available for distribution to its stockholders shall be insufficient to permit payment to the holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock the Series A Liquidation Preference Payments, Series B Liquidation Preference Payments or Series C Liquidation Preference Payments, as applicable, the holders of shares of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock shall share pro rata on a pari passu basis in any distribution of assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(d) In the event of any Liquidation Event or Deemed Liquidation Event, immediately after payment of the Series E Preferred Stock Liquidation Preference Payments, the Series D-1 Preferred Stock Liquidation Preference Payments, the Series D Preferred Stock Liquidation Preference Payments and the Preferred Stock Liquidation Payments, the net assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the shares of Series E Convertible Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock pursuant to the provisions of paragraph 5 hereof immediately prior to such Liquidation Event or Deemed Liquidation Event; provided, however, that the aggregate amount which the holders of Series E Convertible Preferred Stock are entitled to receive under subparagraphs 3A(a) and this 3A(d) shall not exceed $48.18 per share (subject to appropriate adjustment in the event of a stock split, stock dividend, combination, reclassification, or similar event affecting the Series E Convertible Preferred Stock) (the “Maximum Participation Amount”). Once the Maximum Participation Amount has been reached for all shares of Series E Convertible Preferred Stock, the remaining net assets of the Corporation available for distribution shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.

(e) Notwithstanding the foregoing, in the event that the Corporation is a party to a Liquidation Event or Deemed Liquidation Event, then each holder of Preferred Stock shall be entitled to receive, for each share of Preferred Stock then held, out of the proceeds of such Liquidation Event or Deemed Liquidation Event, the greater of (i) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event pursuant to paragraph 3A or (ii) the amount of cash, securities or other property to which such holder would be entitled to receive in a Liquidation Event or Deemed Liquidation Event with respect to such shares if such shares had been converted to Common Stock immediately prior to such Liquidation Event or Deemed Liquidation Event, giving effect to this paragraph 3A with respect to all shares of Preferred Stock simultaneously.

3B. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than 20 days (or such shorter period as may be approved by the Requisite Vote) prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation. The (x) consolidation or merger of the Corporation into or with any other entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving corporation and the holders of the Corporation’s voting stock outstanding immediately prior to the transaction constitute the holders of a majority of the voting stock of the Subsidiary or surviving corporation outstanding immediately following the transaction), (y) the sale, transfer, lease, exclusive license or other disposition by the Corporation of all or substantially all its assets, or (z) the sale, exchange or transfer by the Corporation’s stockholders, in a single transaction or series of related transactions, of capital stock representing a majority of the voting power (a “Stock Sale”) shall constitute a “Deemed Liquidation Event,” unless the stockholders of the Corporation elect otherwise by Requisite Vote. Whenever the distribution provided for in this paragraph 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors.

4. Restrictions.

(a) At any time when shares of Preferred Stock are outstanding, and in addition to any other vote required by law or this Sixth Amended and Restated Certificate of Incorporation of the Corporation, without the Requisite Vote (or such greater number of shares of the Corporation as is required by law or by this Sixth Amended and Restated Certificate of Incorporation), the Corporation will not, whether by merger, consolidation, recapitalization or otherwise:

(1) liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any merger or consolidation or any other Deemed Liquidation Event, or consent to any of the foregoing;

(2) Amend, alter or repeal any provision of its certificate of incorporation or by-laws;

(3) (i) Create, issue or authorize the creation of any class or series of shares of stock unless the same ranks junior to the Preferred Stock as to dividends and the distribution of assets on a Liquidation Event or Deemed Liquidation Event or with respect to the payment of dividends, redemption, voting or other rights, preferences or privileges, or increase the authorized amount of any such series of stock, (ii) increase the authorized amount of any series of Preferred Stock, or (iii) increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation or with respect to the payment of dividends, redemption, voting or other rights, preferences or privileges, (iv) create, issue or authorize any obligation or security convertible into shares of any series of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Preferred Stock as to dividends and the distribution of assets on a Liquidation Event or Deemed Liquidation Event or with respect to the payment of dividends, redemption, voting or other rights, preferences or privileges or (v) increase the rights, preferences or privileges of any authorized series or class of capital stock of the Corporation unless subsequent to such increase the same continues to rank junior to the Preferred Stock as to dividends and the distribution of assets on a Liquidation Event or Deemed Liquidation Event or with respect to the payment of dividends, redemption, voting or other rights, preferences or privileges, whether any such creation, authorization, or increase shall be by means of amendment to the certificate of incorporation of the Corporation, by merger, consolidation, or otherwise;

(4) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Corporation other than (i) redemptions of, or dividends or distributions on, the Preferred Stock as expressly authorized herein, (ii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and (iii) repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Corporation or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(5) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or guarantee, or permit any subsidiary to take any such action with respect to any debt security or guarantee, if the aggregate indebtedness of the Corporation and its subsidiaries for borrowed money following such action would exceed $250,000 other than equipment leases or bank lines of credit;

(6) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Corporation, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Corporation, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(7) enter into related party transactions with any officer or director of the Corporation without the consent of a majority of the disinterested directors; or

(8) increase or decrease the authorized number of directors constituting the Board of Directors.

(b) At any time when shares of Series A Convertible Preferred Stock are outstanding, and in addition to any other vote required by law or the certificate of incorporation of the Corporation, without the written consent of the holders of a majority (or such greater number of shares of the Corporation as required by law or by the certificate of incorporation) of the then outstanding shares of Series A Convertible Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class on an as-converted to Common Stock basis, the Corporation will not amend, alter or repeal any provision of its certificate of incorporation or by-laws (an “Amendment”) whether by merger, consolidation or otherwise, in a manner that adversely affects the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series A Convertible Preferred Stock existing on the date of this Sixth Amended and Restated Certificate of Incorporation unless the Amendment similarly affects all other series of Preferred Stock that have been designated. For the purposes of this subparagraph, without limiting the generality of the foregoing, any Amendment that authorizes or designates any series of preferred stock (regardless of whether such series of preferred stock is senior to or pari passu with the Series A Convertible Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation) shall not, solely by virtue of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions related to such newly designated series of preferred stock, be deemed to adversely affect the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series A Convertible Preferred Stock. Any Amendment that is implemented not in accordance with this subparagraph 4(b), and any acts or transactions by the Corporation relating thereto, shall be null and void ab initio, and of no force or effect.

(c) At any time when shares of Series B Convertible Preferred Stock are outstanding, and in addition to any other vote required by law or the certificate of incorporation of the Corporation, without the written consent of the holders of a majority (or such greater number of shares of the Corporation as required by law or by the certificate of incorporation) of the then outstanding shares of Series B Convertible Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class on an as-converted to Common Stock basis, the Corporation will not make any Amendment, whether by merger, consolidation or otherwise, in a manner that adversely affects the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series B Convertible Preferred Stock existing on the date of this Sixth Amended and Restated Certificate of Incorporation unless the Amendment similarly affects all other series of Preferred Stock that have been designated. For the purposes of this subparagraph, without limiting the generality of the foregoing, any Amendment that authorizes or designates any series of preferred stock (regardless of whether such series of preferred stock is senior to or pari passu with the Series B Convertible Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation) shall not, solely by virtue of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions related to such newly designated series of preferred stock, be deemed to adversely affect the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series B Convertible Preferred Stock. Any Amendment that is implemented not in accordance with this subparagraph 4(c), and any acts or transactions by the Corporation relating thereto, shall be null and void ab initio, and of no force or effect.

(d) At any time when shares of Series C Convertible Preferred Stock are outstanding, and in addition to any other vote required by law or the certificate of incorporation of the Corporation, without the written consent of the holders of a majority (or such greater number of shares of the Corporation as required by law or by the certificate of incorporation) of the then outstanding shares of Series C Convertible Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class on an as-converted to Common Stock basis, the Corporation will make any Amendment, whether by merger, consolidation or otherwise, in a manner that adversely affects the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series C Convertible Preferred Stock existing on the date of this Sixth Amended and Restated Certificate of Incorporation unless the Amendment similarly affects all other series of Preferred Stock that have been designated. For the purposes of this subparagraph, without limiting the generality of the foregoing, any Amendment that authorizes or designates any series of preferred stock (regardless of whether such series of preferred stock is senior to or pari passu with the Series C Convertible Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation) shall not, solely by virtue of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions related to such newly designated series of preferred stock, be deemed to adversely affect the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series C Convertible Preferred Stock. Any Amendment that is implemented not in accordance with this subparagraph 4(d), and any acts or transactions by the Corporation relating thereto, shall be null and void ab initio, and of no force or effect.

(e) At any time when shares of Series D-1 Convertible Preferred Stock or Series D Convertible Preferred Stock are outstanding, and in addition to any other vote required by law or the certificate of incorporation of the Corporation, without the Special Series D Vote (as defined herein) (or such greater number of shares of the Corporation as required by law or by the certificate of incorporation), the Corporation will not make any Amendment, whether by merger, consolidation or otherwise, in a manner that adversely affects the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series D-1 Convertible Preferred Stock or Series D Convertible Preferred Stock existing on the date of this Sixth Amended and Restated Certificate of Incorporation unless the Amendment similarly affects all other series of Preferred Stock that have been designated. For the purposes of this subparagraph, without limiting the generality of the foregoing, any Amendment that authorizes or designates any series of preferred stock (regardless of whether such series of preferred stock is senior to or pari passu with the Series D-1 Convertible Preferred Stock or Series D Convertible Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation) shall not, solely by virtue of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions related to such newly designated series of preferred stock, be deemed to adversely affect the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series D-1 Convertible Preferred Stock or Series D Convertible Preferred Stock. Any Amendment that is implemented not in accordance with this subparagraph 4(e), and any acts or transactions by the Corporation relating thereto, shall be null and void ab initio, and of no force or effect. The Special Series D Vote shall also be required (a) to waive the antidilution protections contained in paragraph 5 hereof to the extent, and only to the extent, that such waiver would only apply to the Series D Convertible Preferred Stock or Series D-1 Convertible Preferred Stock, as a separate class and not all series of Preferred Stock or (b) require any conversion of only the Series D Convertible Preferred Stock or Series D-1 Convertible Preferred Stock to the extent, and only to the extent, that such conversion would only apply to the Series D Convertible Preferred Stock or Series D-1 Convertible Preferred Stock, as a separate class and not all series of Preferred Stock in the same proportionate manner. For the sake of clarity, the Special Series D Vote shall not be required for a waiver of antidilution protections contained in paragraph 5 that apply to all series of Preferred Stock existing as of the date of this Sixth Amended and Restated Certificate of Incorporation or a mandatory conversion of all series of Preferred Stock pursuant to subparagraph 5N.

(f) At any time when shares of Series E Convertible Preferred Stock are outstanding, and in addition to any other vote required by law or the certificate of incorporation of the Corporation, without the written consent of the holders of a majority (or such greater number of shares of the Corporation as required by law or by the certificate of incorporation) of the then outstanding shares of Series E Convertible Preferred Stock, the Corporation will not make any Amendment, whether by merger, consolidation or otherwise, in a manner that adversely affects the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series E Convertible Preferred Stock existing on the date of this Sixth Amended and Restated Certificate of Incorporation unless the Amendment similarly affects all other series of Preferred Stock that have been designated. For the purposes of this subparagraph, without limiting the generality of the foregoing, any Amendment that authorizes or designates any series of preferred stock (regardless of whether such series of preferred stock is senior to or pari passu with the Series E Convertible Preferred Stock as to amounts distributable upon liquidation, dissolution or winding up of the Corporation) shall not, solely by virtue of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions related to such newly designated series of preferred stock, be deemed to adversely affect the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the Series E Convertible Preferred Stock. Any Amendment that is implemented not in accordance with this subparagraph 4(f), and any acts or transactions by the Corporation relating thereto, shall be null and void ab initio, and of no force or effect.

5. Conversion of the Preferred Stock. The holders of shares of Preferred Stock shall have the following conversion rights:

5A. Right to Convert. Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series A Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series A Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series A Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series A Convertible Preferred Stock so to be converted by $64.86 and (ii) dividing the result by the conversion price of $26.40 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series A Conversion Price”). Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series B Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $85.00 and (ii) dividing the result by the conversion price of $30.46 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series B Conversion Price”). Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series C Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series C Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series C Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series C Convertible Preferred Stock so to be converted by $105.00 and (ii) dividing the result by the conversion price of $34.50 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series C Conversion Price”). Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series D Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series D Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series D Convertible

Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series D Convertible Preferred Stock so to be converted by $17.15 and (ii) dividing the result by the conversion price of $16.78 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series D Conversion Price”). Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series D-1 Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series D-1 Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series D-1 Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series D-1 Convertible Preferred Stock so to be converted by $17.15 and (ii) dividing the result by the conversion price of $16.06 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D-1 Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series D-1 Conversion Price”). Subject to the terms and conditions of this paragraph 5, the holder of any share or shares of Series E Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series E Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series E Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series E Convertible Preferred Stock so to be converted by $16.06 and (ii) dividing the result by the conversion price of $16.06 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series E Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the “Series E Conversion Price”). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction. The Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series D-1 Conversion Price and the Series E Conversion Price, as applicable, is sometimes referred to herein as the “Applicable Conversion Price.”

5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in paragraph 5A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

5C. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors, and based upon the aggregate number of shares of Preferred Stock surrendered by any one holder.

5D. Adjustment of Applicable Conversion Price Upon Issuance of Common Stock. Except as provided in paragraphs 5E and 5K, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs 5D(1) through 5D(5), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the lesser of (i) the Applicable Conversion Price in effect immediately prior to the time of such issue or sale or (ii) the Series E Conversion Price in effect immediately prior to the time of such issue or sale (such number being appropriately adjusted to reflect the occurrence of any event described in paragraph 5E), then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by multiplying the Applicable Conversion Price in effect immediately prior to such issue or sale by the quotient determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated assuming the conversion or exercise of all outstanding shares of Preferred Stock and outstanding options and warrants for Common Stock or Preferred Stock) multiplied by the lesser of (x) the then existing Applicable Conversion Price and (y) the Series E Conversion Price in effect immediately prior to the time of such issue or sale and (b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the product of (a) the sum of the total number of shares of Common Stock outstanding immediately prior to such issue or sale (calculated assuming the conversion or exercise of all outstanding shares of Preferred Stock and outstanding options and warrants for Common Stock or Preferred Stock) and the total number of shares of Common Stock issuable in such issue or sale and (b) the lesser of (x) the then existing Applicable Conversion Price and (y) the Series E Conversion Price in effect immediately prior to the time of such issue or sale. The terms of this paragraph 5D may only be waived by the Requisite Vote, and such waiver shall bind all holders of Preferred Stock.

For purposes of this paragraph 5D, the following subparagraphs 5D(1) to 5D(7) shall also be applicable:

(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options which relate to Convertible Securities shall be deemed to have been issued for such price per share calculated as set forth in the parenthetical above as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph 5D(3), no adjustment of the Applicable Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible

Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share calculated as set forth in the parenthetical above as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph 5D(3), no adjustment of the Applicable Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Applicable Conversion Price have been or are to be made pursuant to other provisions of this paragraph 5D, no further adjustment of the Applicable Conversion Price shall be made by reason of such issue or sale.

(3) Change in Option Price or Conversion Rate. If the purchase price provided for in any Option referred to in subparagraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in subparagraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), each Applicable Conversion Price in effect at the time of such event shall forthwith be readjusted (in each case by an amount equal to not less than one-tenth of one cent ($0.001)) to the Applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Applicable Conversion Price then in effect hereunder shall forthwith be increased to the Applicable Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph 5E), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor, after deduction therefrom of any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith, but without deduction of any expenses payable by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors after deduction of any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith, but without deduction of any expenses payable by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors.

(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

Notwithstanding the foregoing and except as otherwise set forth in paragraph 5G below, the Corporation shall not be required to make any adjustment of any Applicable Conversion Price in the case of the issuance of each of the following (the “Exempt Securities”):

(i) shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on the Preferred Stock;

(ii) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(iii) any Reserved Employee Shares (as defined herein);

(iv) any securities issued pursuant to the acquisition of another entity by the Corporation by merger (whereby the Corporation owns no less than 51% of the voting power of such corporation) or purchase of substantially all of such entity’s stock or assets, if such acquisition is approved by the Board of Directors;

(v) any securities issued in connection with a strategic partnership, joint venture, license agreement, or other similar agreement, provided that such transaction is approved by a majority of the Board of Directors and the principal purpose of which is other than the raising of capital;

(vi) any securities issued in connection with a loan or lease with a bank or other similar financial institution or the issuance of securities upon the exercise of any such securities provided that the initial issuance is approved by a majority of the Board of Directors; and

(vii) any warrants issued pursuant to the Series D-1 Convertible Preferred Stock and Warrant Purchase Agreements, dated as of March 8, 2011, as the same may be amended, restated or otherwise modified from time to time, or any share of Series D-1 Convertible Preferred Stock issued upon the exercise of such warrants.

5E. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, each Applicable Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, each Applicable Conversion Price in effect immediately prior to such combination shall be proportionately increased.

5F. Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation or merger, sale of substantially all of the Corporation’s assets or other similar transaction (in any case other than a transaction that also constitutes a Liquidation Event or Deemed Liquidation Event) (any such transaction being referred to herein as an “Organic Change”) shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion of Preferred Stock had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of each Applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

5G. Notice of Adjustment. Upon any adjustment of any Applicable Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Applicable Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

5H. Other Notices. In case at any time:

(1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

(2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

(4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days’ prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place. Notwithstanding the foregoing, the notice periods set forth above, can be shortened upon the prior consent of the Requisite Vote. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

5I. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the

Applicable Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

5J. No Reissuance of Preferred Stock. Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

5K. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

5L. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock, in any manner which interferes with the timely conversion of such Preferred Stock except as may otherwise be required to comply with applicable securities laws.

5M. Definition of Common Stock. As used in this paragraph 5, the term “Common Stock” shall mean and include the Corporation’s authorized Common Stock, par value $0.001 per share, as constituted on the date of filing of this Sixth Amended and Restated Certificate of Incorporation, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in subparagraph 5F.

5N. Mandatory Conversion. All outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock, based on the then effective Applicable Conversion Price, (i) at the election of the Requisite Vote, or (ii) if, at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock in which (A) the aggregate proceeds from such offering to the Corporation shall be at least $50,000,000 and (B) the price paid by the public for such shares shall be at least three times the Series E Original Purchase Price (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Series E Convertible Preferred Stock), immediately upon the closing of the sale of such shares by the Corporation pursuant to such public offering.

5O. Special Mandatory Conversion.

5O.1. Qualified Financing Trigger. In the event that any Major Investor (as defined below) does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each Major Investor at least twenty (20) days prior written notice (the “Qualified Financing Notice”) of, and the opportunity to purchase its Pro Rata Amount (as defined below) of the Qualified Financing) such Major Investor’s Pro Rata Amount, then all shares of Preferred Stock held by such Major Investor shall automatically, and without any further action on the part of such Major Investor, be converted into Common Stock at the Applicable Conversion Price in effect immediately prior to the consummation of such Qualified Financing, effective upon, subject to, and concurrently with, the consummation of the Qualified Financing. For purposes of determining the number of shares of Preferred Stock owned by a Major Investor, and for determining the number of Offered Securities (as defined below) a Major Investor has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates (as defined below) of such Major Investor shall be aggregated with such Major Investor’s shares and all Offered Securities purchased by Affiliates of such Major Investor shall be aggregated with the Offered Securities purchased by such Major Investor (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

5O.2. Subsequent Closing Trigger. In the event that any Purchaser does not purchase its Pro Rata Portion (as defined in the Series E Convertible Preferred Stock Purchase Agreement, dated on or about January 12, 2012, as the same may be amended, restated or otherwise modified from time to time (the “Series E Purchase Agreement”)) at the Subsequent Closing (as defined in the Series E Purchase Agreement), provided that the conditions of such Subsequent Closing have been satisfied, then all shares of Preferred Stock held by such Purchaser shall automatically, and without further action on the part of such Purchaser, be converted into Common Stock at the Applicable Conversion Price in effect immediately prior to the consummation of such Subsequent Closing, effective upon, subject to, and concurrently with, the consummation of the Subsequent Closing. A conversion effected pursuant to subparagraph 5O.1 above or this subparagraph 5O.2 is referred to as a “Special Mandatory Conversion.”

5O.3. Procedural Requirements. Upon a Special Mandatory Conversion, each Major Investor or Purchaser converted pursuant to subparagraphs 5O.1 or 5O.2 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this paragraph 5O. Upon receipt of such notice, each Major Investor or Purchaser shall surrender his, her or its certificate or certificates for all such shares (or, if such Major Investor or Purchaser alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to subparagraphs 5O.1 and 5O.2, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this subparagraph 5O.3. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall issue and deliver to such Major Investor or Purchaser, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in subparagraph 5C in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5O.4. Definitions. For purposes of this paragraph 5O, the following definitions shall apply:

5O.4.1 “Affiliate” shall mean, with respect to any holder of shares of Preferred Stock, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such holder, including, without limitation, any entity of which the holder is a partner or member, any partner, officer, director, member or employee of such holder and any venture capital fund now or hereafter existing of which the holder is a partner or member which is controlled by or under common control with one or more general partners of such holder or shares the same management company with such holder. For the sake of clarity, Robert N. Wilson shall not be deemed to be an Affiliate of CHLS (Still River) LLC and its Affiliates for the purposes of this paragraph 5O.

5O.4.2 “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors for purchase by Major Investors in connection with a Qualified Financing and offered to such Major Investors.

5O.4.3 “Pro Rata Amount” shall mean, with respect to any Major Investor a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Common Stock (including Preferred Stock, as converted) owned by such holder, and the denominator of which is equal to the aggregate number of outstanding shares of Common Stock (including Preferred Stock, as converted).

5O.4.4 “Qualified Financing” shall mean any transaction, other than the Subsequent Closing, involving the issuance or sale of equity securities, including debt securities convertible into equity securities, of the Corporation, after the date of filing of this Sixth Amended and Restated Certificate of Incorporation, unless the holders constituting the Requisite Vote elect, by written notice sent to the Corporation at least five (5) days prior to the consummation of the Qualified Financing, that such transaction not be treated as a Qualified Financing for purposes of this paragraph 5O.

5O.5 Termination. The provisions of this paragraph 5O shall be of no further force or effect (i) at such time as the Corporation has raised $60 million in equity financing (including in such total any amounts raised pursuant to the Series E Purchase Agreement) on or after the date of this Sixth Amended and Restated Certificate of Incorporation or (ii) immediately upon the closing of the sale shares by the Corporation in a public offering.

6. Redemption. The shares of Preferred Stock shall be redeemed as follows:

6A. Optional Redemption. Except as provided in this paragraph 6 and subject to the provisions of paragraph 4, the Corporation shall not have the right to call or redeem at any time all or any shares of Preferred Stock. With the approval of the Requisite Vote, one or more holders of shares of Preferred Stock may, by giving notice (the “Notice”) to the Corporation on the date that is five years after the date of the filing with the Secretary of State of the State of Delaware of this Sixth Amended and Restated Certificate of Incorporation and each one-year anniversary of such date thereafter, require the Corporation to redeem all of the outstanding Preferred Stock in three equal installments, with one-third of the shares of Preferred Stock redeemed on the First Redemption Date (as defined below), one-half of the remaining shares of Preferred Stock redeemed on the first anniversary of the First Redemption Date (the “Second Redemption Date”) and the remainder redeemed on the second anniversary of the First Redemption Date (the “Third Redemption Date”). Upon receipt of the Notice, the Corporation will so notify all other persons holding Preferred Stock. After receipt of the Notice, the Corporation shall fix the first date for redemption (the “First Redemption Date”), provided that such First Redemption Date shall occur within one hundred twenty (120) days after receipt of the Notice. All holders of Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Preferred Stock or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Preferred Stock duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date. The First Redemption Date, Second Redemption Date and Third Redemption Date are collectively referred to as the “Redemption Dates”.

6B. Redemption Price and Payment. The Series A Convertible Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the Series A Original Purchase Price per share, plus an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the “Series A Redemption Price.” The Series B Convertible Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the Series B Original Purchase Price per share, plus an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the “Series B Redemption Price.” The Series C Convertible Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash in an amount equal to the Series C Original Purchase Price pre share, plus an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the “Series C Redemption Price.” The Series D Convertible Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the Series D Original Purchase Price per share, plus an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the “Series D Redemption Price.” The Series D-1 Convertible Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the Series D Original Purchase Price per share, plus an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the “Series D-1 Redemption Price”. The Series E Convertible Preferred Stock to be redeemed on the Redemption Dates shall be redeemed by paying for each share in cash an amount equal to the Series E Original Purchase Price per share, plus an amount equal to all dividends accrued and unpaid on each such share, such amount being referred to as the “Series E Redemption Price” (and, together with the Series A Redemption Price, the Series B Redemption Price, the Series C Redemption Price, the Series D Redemption Price and the Series D-1 Redemption Price, the “Redemption Prices” or each individually a “Redemption Price”, as applicable). Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

6C. Redemption Mechanics. At least twenty (20) but not more than thirty (30) days prior to each Redemption Date, written notice (the “Redemption Notice”) shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on the Redemption Date, unless there shall have been a default in the payment of the Redemption Price all rights of holders of shares of Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of Preferred Stock to be redeemed on such Redemption Date, the holders of shares of Preferred Stock shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares (otherwise scheduled to be redeemed on such Redemption Date) shall be entitled to receive interest accruing daily with respect to the applicable Redemption Price at the rate of 15% per annum. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Preferred Stock such funds will be used, no later than ten (10) days after the date such funds become available, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

6D. Redeemed or Otherwise Acquired Shares to be Retired. Any shares of Preferred Stock redeemed pursuant to this paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock.

7. Definitions. As used herein, the following terms shall have the following meanings:

(a) The term “Major Investors” shall mean any Investor holding (i) shares of Series E Convertible Preferred Stock; and (ii) more than 5% of the issued and outstanding shares of Preferred Stock (determined on an as-converted to Common Stock basis) following the Initial Closing (as defined in the Series E Purchase Agreement).

(b) The term “Reserved Employee Shares” shall mean shares of Common Stock not to exceed in the aggregate 885,902 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock,) reserved by the Corporation for issuance pursuant to stock purchase, stock grant or stock option arrangements for employees, directors or consultants of the Corporation, all under arrangements approved by the Board of Directors, provided, however, that the foregoing number of Reserved Employee Shares may be increased by vote or written consent of a majority of the members of the Board of Directors.

(c) The term “Requisite Vote” shall mean the approval, consent or waiver, as applicable, given in writing or by a vote at a meeting (as the case may be) by (i) the holders of more than fifty-six percent (56%) of the outstanding shares of Preferred Stock (determined on an as-converted basis) and (ii) at least two of the following Investors: (a) CHLS (Still River) LLC, (b) Venrock Healthcare Capital Partners, L.P., (c) CHL Medical Partners III, L.P. and (d) ProQuest Investments IV, L.P. (“ProQuest”); provided, however, that if ProQuest fails to purchase its Pro Rata Portion at a Subsequent Closing or its Pro Rata Amount at a Qualified Financing (which shall include for this purpose (x) the failure of ProQuest to respond within the time periods specified herein that it will purchase its Pro Rata Amount in any such Qualified Financing or (y) an indication from ProQuest in writing that it does not intend to participate in any such Qualified Financing), clause (y) above shall no longer apply such that the term “Requisite Vote” shall mean the holders of more than fifty-six percent (56%) of the outstanding shares of Preferred Stock (determined on an as-converted basis).

(d) The term “Special Series D Vote” shall mean the approval, consent or waiver, as applicable, given in writing or by a vote at a meeting (as the case may be) by (i) the holders of at least fifty-two percent (52%) of the then outstanding shares of Series D Convertible Preferred Stock and Series D-1 Convertible Preferred Stock, voting together as one class on an as-converted basis, (ii) CHLS (Still River) LLC and (iii) either Venrock Healthcare Capital Partners, L.P or CHL Medical Partners III, L.P.

(e) The term “Subsidiary” shall mean any corporation, partnership, trust or other entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity.

8. Common Stock.

(a) All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject to those that may be fixed with respect to any shares of Preferred Stock.

(b) Subject to paragraph 4(a) of Article IV hereof, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

ARTICLE V

By-laws

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to the provisions of paragraph 4(a)(2) of Article IV hereof.

ARTICLE VI

Perpetual Existence

The Corporation is to have perpetual existence.

ARTICLE VII

Amendments and Repeal

Except as otherwise specifically provided in this Sixth Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Sixth Amended and Restated Certificate of Incorporation, and to add or insert other provisions authorized at such time by the laws of the State of Delaware, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Sixth Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.

ARTICLE VIII

Compromises and Arrangements

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as such court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, then such compromise or arrangement and such reorganization shall, if sanctioned by the court to which such application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

ARTICLE IX

Elections of Directors

Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

ARTICLE X

Stockholder Meetings

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

ARTICLE XI

Limitation of Liability

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as director; provided, however, that nothing contained in this Article XI shall eliminate or limit the liability of a director:

(a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders;

(b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

(c) under Section 174 of the General Corporation Law of the State of Delaware; or

(d) for any transaction from which the director derived improper personal benefit.

No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE XII

Excluded Opportunities

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

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IN WITNESS WHEREOF, the undersigned has caused this Sixth Amended and Restated Certificate of Incorporation to be duly executed on behalf of the Corporation on January 12, 2012.

MEVION MEDICAL SYSTEMS, INC.

By:	/s/ Joseph Jachinowski
Name:	Joseph Jachinowski
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MEVION MEDICAL SYSTEMS, INC.

Mevion Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on February 26, 2004 under the name Still River Systems Incorporated, and was amended by a Certificate of Amendment of Certificate of Incorporation on May 18, 2004. An Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on April 29, 2005, and was amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation on November 16, 2005. A Second Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on April 7, 2006, and was amended by a Certificate of Amendment of Second Amended and Restated Certificate of Incorporation on January 22, 2007. A Third Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on September 5, 2007, and was amended by a Certificate of Amendment of Third Amended and Restated Certificate of Incorporation on March 13, 2008. A Fourth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on February 17, 2009, and was amended by Certificates of Amendment of Fourth Amended and Restated Certificate of Incorporation on each of November 6, 2009, January 26, 2010, April 6, 2010, May 7, 2010 and October 14, 2010. A Fifth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on March 8, 2011, and was amended by a Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation on September 30, 2011. A Sixth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on January 12, 2012.

SECOND: The Corporation’s Board of Directors duly adopted resolutions proposing to amend the Sixth Amended and Restated Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders thereto.

THIRD: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware with written notice to be given to those stockholders who did not consent as provided in that section.

FOURTH: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article IV of the Sixth Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 10,150,000 shares, and the par value of each of the shares of Common Stock is one tenth of one cent ($0.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is 7,760,039 shares, and the par value of each of the shares of Preferred Stock is one cent ($0.01). A total of 72,463 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series A Convertible Preferred Stock.” A total of 118,595 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series B Convertible Preferred Stock.” A total of 160,925 shares of Preferred Stock, par value $0.01 per share, shall be designated as the “Series C Convertible Preferred Stock.” A total of 2,915,442 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series D Convertible Preferred Stock.” A total of 992,614 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series D-1 Convertible Preferred Stock.” A total of 3,500,000 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series E Convertible Preferred Stock.” The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, the Series D-1 Convertible Preferred Stock and the Series E Convertible Preferred Stock are sometimes referred to herein as the “Preferred Stock.” The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series D-1 Convertible Preferred Stock are sometimes referred to herein as the “Junior Preferred Stock.””

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 2nd day of April, 2013.

MEVION MEDICAL SYSTEMS, INC.

By:	/s/ Joseph Jachinowski
Name:	Joseph Jachinowski
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT OF

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

MEVION MEDICAL SYSTEMS, INC.

Mevion Medical Systems, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The original Certificate of Incorporation of the Corporation originally was filed by the Corporation with the Secretary of State of Delaware on February 26, 2004 under the name Still River Systems Incorporated, and was amended by a Certificate of Amendment of Certificate of Incorporation on May 18, 2004. An Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on April 29, 2005, and was amended by a Certificate of Amendment of Amended and Restated Certificate of Incorporation on November 16, 2005. A Second Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on April 7, 2006, and was amended by a Certificate of Amendment of Second Amended and Restated Certificate of Incorporation on January 22, 2007. A Third Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on September 5, 2007, and was amended by a Certificate of Amendment of Third Amended and Restated Certificate of Incorporation on March 13, 2008. A Fourth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on February 17, 2009, and was amended by Certificates of Amendment of Fourth Amended and Restated Certificate of Incorporation on each of November 6, 2009, January 26, 2010, April 6, 2010, May 7, 2010 and October 14, 2010. A Fifth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on March 8, 2011, and was amended by a Certificate of Amendment of Fifth Amended and Restated Certificate of Incorporation on September 30, 2011. A Sixth Amended and Restated Certificate of Incorporation was filed by the Corporation with the Secretary of State of Delaware on January 12, 2012, and was amended by a Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation on April 2, 2013.

SECOND: The Corporation’s Board of Directors duly adopted resolutions proposing to amend the Sixth Amended and Restated Certificate of Incorporation, as amended, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders, and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders thereto.

THIRD: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by written consent of the stockholders holding the requisite number of shares required by statute given in accordance with and pursuant to Section 228 of the General Corporation Law of the State of Delaware with written notice to be given to those stockholders who did not consent as provided in that section.

FOURTH: That upon the effectiveness of this Certificate of Amendment, the first paragraph of Article IV of the Sixth Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“The Corporation is authorized to have two classes of shares, designated as Common Stock and Preferred Stock. The total number of shares of Common Stock which the Corporation is authorized to issue is 12,000,000 shares, and the par value of each of the shares of Common Stock is one tenth of one cent ($0.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is 9,760,039 shares, and the par value of each of the shares of Preferred Stock is one cent ($0.01). A total of 72,463 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series A Convertible Preferred Stock.” A total of 118,595 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series B Convertible Preferred Stock.” A total of 160,925 shares of Preferred Stock, par value $0.01 per share, shall be designated as the “Series C Convertible Preferred Stock.” A total of 2,915,442 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series D Convertible Preferred Stock.” A total of 992,614 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series D-1 Convertible Preferred Stock.” A total of 5,500,000 shares of Preferred Stock, par value $0.01 per share, shall be designated the “Series E Convertible Preferred Stock.” The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock, the Series D-1 Convertible Preferred Stock and the Series E Convertible Preferred Stock are sometimes referred to herein as the “Preferred Stock.” The Series A Convertible Preferred Stock, the Series B Convertible Preferred Stock, the Series C Convertible Preferred Stock, the Series D Convertible Preferred Stock and the Series D-1 Convertible Preferred Stock are sometimes referred to herein as the “Junior Preferred Stock.””

FIFTH: That upon the effectiveness of this Certificate of Amendment, Section 5O of Article IV of the Sixth Amended and Restated Certificate of Incorporation, as amended, is hereby deleted in its entirety and replaced with the following:

5O. Special Mandatory Conversion.

5O.1. Qualified Financing Trigger. In the event that any Investor (as defined below) does not participate in a Qualified Financing (as defined below) by purchasing in the aggregate, in such Qualified Financing and within the time period specified by the Corporation (provided that the Corporation has sent to each Investor written notice at least twenty (20) days prior to the Final Closing (as defined below)) of the opportunity to purchase its Pro Rata Amount (as defined below) of the Qualified Financing), such Investor’s Pro Rata Amount, then the Applicable Portion (as defined below) of the shares of each series of Preferred Stock held by such Investor shall automatically, and without any further action on the part of such Investor, be converted into Common Stock at the Applicable Conversion Price for such Preferred Stock in effect immediately prior to the consummation of the Final Closing, effective upon, subject to, and concurrently with, the consummation of the Final Closing. For purposes of determining the number of shares of Preferred Stock owned by an Investor, and for determining the number of Offered Securities (as defined below) an Investor has purchased in a Qualified Financing, all shares of Preferred Stock held by Affiliates (as defined below) of such Investor shall be aggregated with such Investor’s shares and all Offered Securities purchased by Affiliates of such Investor shall be aggregated with the Offered Securities purchased by such Investor (provided that no shares or securities shall be attributed to more than one entity or person within any such group of affiliated entities or persons).

5O.2. Procedural Requirements. Upon a Special Mandatory Conversion, each Investor converted pursuant to subparagraph 5O.1 shall be sent written notice of such Special Mandatory Conversion and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to this paragraph 5O. Upon receipt of such notice, each Investor shall surrender his, her or its certificate or certificates for all such shares (or, if such Investor alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to subparagraph 5O.1, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the time of the Special Mandatory Conversion (notwithstanding the failure of the holder or holders thereof to surrender the certificates for such shares at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates therefor (or lost certificate affidavit and agreement), to receive the items provided for in the next sentence of this subparagraph 5O.2. As soon as practicable after the Special Mandatory Conversion and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock so converted, the Corporation shall issue and deliver to such Investor, or to his, her or its nominees, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in subparagraph 5C in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted and a new certificate or certificates for the number of shares, if any, of Preferred Stock represented by such surrendered certificate or certificates and not converted pursuant to Subsection 5O.1. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock accordingly.

5O.3. Definitions. For purposes of this paragraph 5O, the following definitions shall apply:

5O.3.1 “Affiliate” shall mean, with respect to any Investor, any person, entity or firm which, directly or indirectly, controls, is controlled by or is under common control with such Investor, including, without limitation, any entity of which the Investor is a partner or member, any partner, officer, director, member or employee of such Investor and any venture capital fund now or hereafter existing of which the Investor is a partner or member which is controlled by or under common control with one or more general partners of such Investor or shares the same management company with such Investor. For the sake of clarity, Robert N. Wilson shall not be deemed to be an Affiliate of CHLS (Still River) LLC and its Affiliates for the purposes of this paragraph 5O.

5O.3.2 “Applicable Portion” shall mean, with respect to any Investor, a number of shares of each series of Preferred Stock held by such Investor calculated by multiplying the aggregate number of shares of each such series of Preferred Stock held by such Investor immediately prior to a Qualified Financing by a fraction, the numerator of which is equal to the amount, if positive, by which such Investor’s Pro Rata Amount exceeds the number of Offered Securities actually purchased by such Investor in such Qualified Financing, and the denominator of which is equal to such Investor’s Pro Rata Amount.

5O.3.3 “Final Closing” means the last closing of a Qualified Financing specified in the transaction documents for Qualified Financing.

5O.3.4 “Investor” shall mean any holder of shares of Preferred Stock.

5O.3.5 “Offered Securities” shall mean the equity securities of the Corporation set aside by the Board of Directors for purchase by Investors in connection with a Qualified Financing and offered to such Investors.

5O.3.6 “Pro Rata Amount” shall mean, with respect to any Investor a number of Offered Securities calculated by multiplying the aggregate number of Offered Securities by a fraction, the numerator of which is equal to the number of shares of Preferred Stock (determined on an as-converted to Common Stock basis) owned by such Investor, and the denominator of which is equal to the aggregate number of shares of Preferred Stock (determined on an as-converted to Common Stock basis) held by all Investors.

5O.3.7 “Qualified Financing” shall mean any transaction involving the issuance or sale of equity securities, including debt securities convertible into equity securities, of the Corporation, unless the Investor constituting the Requisite Vote elect, by written notice sent to the Corporation at least five (5) days prior to the consummation of the Qualified Financing, that such transaction not be treated as a Qualified Financing for purposes of this paragraph 5O.

5O.4 Termination. The provisions of this paragraph 5O shall be of no further force or effect (i) at such time as the Corporation has raised, in a Qualified Financing, gross proceeds of $25 million (including by way of the conversion or cancellation of any outstanding debt or other obligations) on or after April 12, 2013 or (ii) immediately upon the closing of the sale of shares by the Corporation in a public offering.

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IN WITNESS WHEREOF, this Certificate of Amendment of Sixth Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on this 12th day of April, 2013.

MEVION MEDICAL SYSTEMS, INC.

By:	/s/ Joseph Jachinowski
Name:	Joseph Jachinowski
Title:	Chief Executive Officer